 Exhibit 99.1

[Kraft Foods Inc. Logo]

Contacts:

Michael Mitchell (Media)
+1-847-646-4538
news@kraft.com

Christopher M. Jakubik (Investors)
+1-847-646-5494
ir@kraft.com

KRAFT FOODS APPOINTS TWO NEW DIRECTORS
Jean-Francois van Boxmeer and Mackey McDonald Each Bring
25 Years of Consumer Goods Experience to Board of Directors

       NORTHFIELD, Ill. - Dec. 17, 2009 - Kraft Foods (NYSE: KFT) today announced the appointment of Jean-Francois van Boxmeer and Mackey McDonald to its Board of Directors. Their terms will begin Jan. 1, 2010. With these additions, Kraft Foods Board will have 12 directors, 11 of whom are independent.

       Van Boxmeer, 48, is the Chairman of the Executive Board and Chief Executive Officer of Heineken N.V. He is an experienced executive with 25 years in the global beverage industry. McDonald, 62, is a senior advisor at Crestview Partners, L.P., and the retired Chairman and CEO of VF Corporation. He is a 25-year veteran of the consumer goods industry.

       "Jean-Francois and Mackey will be terrific additions to our Board as we continue to build on our position as a global powerhouse in snacks, confectionery and quick meals," said Irene Rosenfeld, Chairman and CEO. "Jean-Francois is known as a builder of iconic, global brands with a strong track record for driving revenue growth and leading acquisitions and integrations. Mackey brings a deep knowledge of consumer products, retailing, marketing and brand-building, as well as deep experience in leading business transformation."

ABOUT JEAN-FRANCOIS VAN BOXMEER

       During his 25-year international tenure at Heineken, van Boxmeer led a number of significant changes, including replacing the company's 36-person management group with a 12-member Executive Committee to speed decision-making. In 2008, he led the acquisition of the multi-billion dollar British brewer Scottish & Newcastle, which expanded Heineken's business in the U.K., Portugal, Finland, Belgium, Ireland, India and the United States. Since assuming his current post in 2005, the company has posted average annual revenue growth of more than 16 percent.

ABOUT MACKEY MCDONALD

       Prior to his current role at Crestview Partners, L.P., McDonald served as Chairman and CEO of VF Corporation, a $7.6 billion manufacturer of retail apparel and the No. 1 maker of jeans worldwide. He is credited with transforming VF into a high-growth provider of lifestyle brands and more than doubling the company's revenues during his tenure. Earlier in his career, he held leadership roles at Sara Lee, including Director of Operations for Hanesbrands. He remains active on corporate boards, including Wells Fargo & Co. and Hyatt Hotels Corp. Previously, he served as a director of Wachovia Corp., The Hershey Co. and Tyco International.

ABOUT KRAFT FOODS

       Kraft Foods makes today delicious in 150 countries around the globe. Our 100,000 employees work tirelessly to make delicious foods consumers can feel good about. From American brand icons like Kraft cheeses, dinners and dressings, Maxwell House coffees and Oscar Mayer meats, to global powerhouse brands like Oreo and LU biscuits, Philadelphia cream cheeses, Jacobs and Carte Noire coffees, Tang powdered beverages and Milka, Cote d'Or, Lacta and Toblerone chocolates, our brands deliver millions of smiles every day. Kraft Foods (NYSE: KFT) is the world's second largest food company with revenues of $42 billion in 2008. The company is a member of the Dow Jones Industrial Average, Standard & Poor's 500, the Dow Jones Sustainability Index and the Ethibel Sustainability Index.

       More information about the Kraft Foods Board of Directors is available on the company's web site at www.kraftfoodscompany.com/investor/corporate-governance.

FORWARD LOOKING STATEMENTS SAFE-HARBOR

This press release contains forward-looking statements that Messrs. van Boxmeer and McDonald will help us achieve top-tier performance as we continue to build on our position as a global powerhouse in snacks, confectionery and quick meals. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, continued price volatility for commodities costs, pricing actions, increased competition, increased costs of sales, our ability to realize our expected cost savings, a shift in our product mix to lower margin offerings, risks from operating a multinational corporation, and tax law changes. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release.

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